Exhibit 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

Aquestive Therapeutics, Inc.
(Exact Name of Registrant as Specified in its Charter)

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Registered
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.001 per share (the “Common Stock”)	—	—	—	—	—	—	—	—	—	—
	Equity	Preferred Stock	—	—	—	—	—	—	—	—	—	—
	Debt	Debt Securities	—	—	—	—	—	—	—	—	—	—
	Other	Warrants	—	—	—	—	—	—	—	—	—	—
	Other	Rights	—	—	—	—	—	—	—	—	—	—
	Other	Units	—	—	—	—	—	—	—	—	—	—
	Unallocated (Universal) Shelf	—	Rule 457(o)	—	—	$132,721,077	0.00014760	$19,590	—	—	—	—
Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	Unallocated (Universal) Shelf	—	415(a)(6)	—	—	$117,278,923	—	—	S-3	333-254775	April 5, 2021	$12,796
					Total Offering Amounts	$250,000,000		$19,590
					Total Fees Previously Paid			—
					Total Fee Offsets			—
					Net Fees Due			$19,590

(1)
There are being registered hereunder an indeterminate number of each identified class of securities of Aquestive Therapeutics, Inc., which securities may be offered and sold, on a primary basis, in such amount as shall result in an aggregate public offering price for all securities of $250,000,000 after the date hereof. The securities registered hereunder also include such indeterminate amount of debt securities and shares of Common Stock and shares of preferred stock as may be issued upon conversion or exchange for any other debt securities or preferred stock that provide for conversion or exchange into other securities being registered hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover an indeterminate number of additional securities to be offered as a result of share splits, share dividends or similar transactions.

(2)
With regard to the securities included in the offering made hereby, the proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance of the securities registered by this Registration Statement. Prices, when determined, may be in U.S. dollars or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. If any debt securities or shares of preferred stock are issued at an original issue discount, then the amount registered will include the principal or liquidation amount of such securities measured by the initial offering price thereof.

(3)
Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include $117,278,923 of unsold securities (the “Carry Forward Securities”) previously registered pursuant to the shelf registration statement on Form S-3 (File No. 333-254775), which was declared effective by the U.S. Securities and Exchange Commission on April 5, 2021 (the “Prior Registration Statement”). In connection with the filing of the Prior Registration Statement, the registrant paid a filing fee of $27,275. Of this amount, $12,796 is associated with the Carry Forward Securities. The filing fees associated with the Carry Forward Securities are hereby carried forward to be applied to the Carry Forward Securities registered hereunder, and no additional filing fee is due with respect to the Carry Forward Securities in connection with the filing of this registration statement. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Carry Forward Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated number of Carry Forward Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement. The registrant is also registering new securities on this registration statement with an aggregate maximum offering price of $132,721,077 (the “New Securities”), which aggregate offering price is not specified as to each class of securities in reliance upon Rule 457(o) promulgated under the Securities Act. A filing fee of $19,590 with respect to the New Securities is being paid in connection with the filing of this registration statement. Pursuant to Rule 415(a)(6), the offering of the Carry Forward Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.